                       ASSIGNMENT OF INTELLECTUAL PROPERTY

WHEREAS Republic Technologies International, LLC (as "Borrower"), Republic Technologies International Holdings, LLC, RTI Capital Corp., Bliss & Laughlin, LLC , Nimishellen & Tuscarawas, LLC, Canadian Drawn Steel Company Inc. (as "Guarantors) and BankBoston, N.A., a national banking association, as administrative agent for itself and other lending institutions (the "Assignee") have entered into a revolving credit agreement (the "Credit Agreement") dated as of the date hereof;

AND WHEREAS pursuant to the Credit Agreement, Canadian Drawn Steel Company Inc. (the "Assignor") is obligated to grant an assignment of its intellectual property;

NOW THEREFORE for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and Assignee agree as follows:

1. The Assignor, a corporation whose full postal address and whose principal place of business is 153-155 Chatham Street, Hamilton, hereby sells and assigns to the Assignee, a national banking association and whose principal place of business is 100 Federal Street, Boston, Massachusetts all of the Assignor's right, title and interest in and to the following intellectual property:

            the trade-marks listed in Schedule "A" hereto, including any copyright in the designs forming part of such trade-marks, and including any registrations (the "Trade-marks"), including the goodwill associated with the Trade-marks and the right to sue for past infringement and retain any damages as a result of such action;

(collectively, the "Intellectual Property").

2.    The Assignee hereby accepts the assignments set out in paragraph 1 above.

3. The recording or registration of the assignments granted hereunder shall be in the sole discretion of and shall be the sole responsibility of the Assignee; however, the Assignor agrees to execute any instruments necessary and to do all things necessary to ensure the Assignee can record and register the assignments.

1.    (a)   The Assignor represents and warrants to the Assignee that the
            Intellectual Property listed in Schedule "A" is owned exclusively by the Assignor and the Assignor has all right and authority to make these assignments.

      (b) To the best of the Assignor's knowledge, there are no current claims against the Assignor with respect to the Intellectual property.

5. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.
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EXECUTED at New York, New York, this 13th day of August, 1999.

                                  CANADIAN DRAWN STEEL COMPANY INC.
                                  Per:


                                  ----------------------------------------------
                                  Name:
                                  Title:
                                  I have authority to bind the Assignor company.


                                  BANKBOSTON, N.A., as Agent
                                  Per:


                                  ----------------------------------------------
                                  Name:
                                  Title:
                                  I have authority to bind the Assignee

                                  SCHEDULE "A"

TRADE-MARKS

Trade-mark                    Reg. No.          Reg. Date         Expiry
----------                    --------          ---------         ------

BISMA-LED                     TMA 131,688       1963-07-05        2008-07-05

BETTER BY EXPERIENCE          TMA 461,922       1996-08-23        2011-08-23

STYLIZED BAR AND              TMA 465,947       1996-11-12        2011-11-12
MAPLE LEAF DESIGN
(as set out in Exhibit 1, attached)